EXHIBIT 99.1

Superconductor Technologies Inc. Reports Third Quarter 2009 Results

SANTA BARBARA, Calif., Nov. 5, 2009 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (Nasdaq:SCON) ("STI"), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, reports results for the quarter and nine months ended September 26, 2009.

Total net revenues for the third quarter were $4.3 million, compared to $2.6 million in the second quarter of 2009 and $3.6 million in the year ago third quarter. Net commercial product revenues for the third quarter of 2009 were $3.0 million, compared to $1.8 million in the second quarter of 2009 and $2.7 million in the third quarter of 2008. Government and other contract revenue totaled $1.3 million during the 2009 third quarter, compared to $854,000 for both the second quarter of 2009 and the third quarter of 2008.

"As expected, we increased total net revenues sequentially with growth in both our commercial and government businesses," stated Jeff Quiram, STI's president and chief executive officer. "We are encouraged by the network enhancement projects we are working on for 2010, as capital is redirected to the upcoming 700 MHz data network build out. However, because future carrier spending on legacy networks appears to be modest, we do not expect sequential revenue growth in the fourth quarter."

Net loss for the third quarter was $1.8 million, as compared to a net loss of $4.1 million in the second quarter of 2009 and $3.2 million in the third quarter of 2008. The improvement shown from the 2008 results is primarily due to cost reductions implemented late in 2008 and a favorable fair value adjustment to the outstanding 2005 warrants. Net loss per share was $0.08, compared to a net loss of $0.23 per share in the second quarter of 2009 and a net loss of $0.18 per share in the year ago period.

"We are making progress on our strategy to utilize our technical resources and core competencies to address two attractive and distinct opportunities: 2G HTS Wire and the new long-term evolution (LTE) wireless networks in North America," continued Quiram. "HTS wire offers large scale benefits for energy efficiency in the transmission and generation of electricity. We are working closely with our partners GE Global Research and Los Alamos National Laboratory to launch full-scale production of 2G HTS wire, which would enable STI to enter exciting new markets ranging from medical and electrical devices to energy generation and storage. We have begun construction of a pilot system for adapting STI's low cost, high yield and high volume HTS deposition process for the production of HTS wire at a commercially viable cost."

"In the wireless industry, our activities with a major wireless OEM partner continue as we prepare to conduct LTE technology and market trials for the new 700 MHz data network of a tier-one U.S. wireless operator. These trials are an exciting opportunity to demonstrate the value of the advanced filtering technology of our SuperLink(R) solution that addresses the major interference challenges of the 700 MHz spectrum. The successful completion of these trials should enable STI to participate in the LTE network deployments expected to begin in 2010."

For the nine-month period ending September 26, 2009, total net revenues were $8.6 million, compared to $10.0 million for the first nine months of 2008. Net commercial product revenues for the first nine months of 2009 were $5.9 million, compared to $6.1 million in the year ago period. STI recorded $2.7 million in government and other contract revenues for the first nine months of 2009, compared to $3.9 million for the first nine months of 2008. The net loss for the first nine months of 2009 was $9.5 million, including a $387,000 non-cash charge for the fair value treatment of the 2005 warrants, compared to $8.9 million for the prior year's first nine months. The net loss was $0.50 per share for the first nine months in 2009 improved compared to $0.56 net loss per share for the same period in 2008.

As of September 26, 2009, STI had $15.1 million in working capital, including $12.7 million in cash and cash equivalents. As of quarter end, STI had a commercial product backlog of $95,000 compared to $873,000 at the end of the second quarter of 2009 and $217,000 at the end of the year-ago quarter.

Investor Conference Call

STI will host an investor conference call today at 11:00 a.m. ET / 8:00 a.m. PT, November 5, 2009. The call will be accessible live by dialing 877-941-1848 at least 10 minutes before the start of the conference. International participants may dial 480-629-9722. The conference ID is #4172502. A telephone replay will be available until midnight ET on November 9th by dialing 800-406-7325 or 303-590-3030, and entering pass code 4172502#. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

About Superconductor Technologies Inc. (STI)

STI, headquartered in Santa Barbara, CA, has been a world leader in HTS materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than a decade, STI has been providing innovative interference elimination and network enhancement solutions to the commercial wireless industry. The company is currently leveraging its key enabling technologies, including RF filtering, HTS materials and cryogenics, to develop applications for advanced RF wireless solutions, power efficient HTS materials, innovative adaptive filtering and government R&D. For more information about STI, please visit http://www.suptech.com.

The Superconductor Technologies Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3963

Safe Harbor Statement

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties, including without limitation, the risk that this offering will not close. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; the need for additional capital depending on unpredictable cash flow; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for 2008 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Contact

For further information please contact Investor Relations, invest@suptech.com, Kirsten Chapman or Cathy Mattison, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

- Tables to Follow -

                     SUPERCONDUCTOR TECHNOLOGIES INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

                        Three Months Ended       Nine Months Ended
                    ------------------------  ------------------------
                      Sept. 26,    Sept. 27,    Sept. 26,    Sept. 27,
                        2009         2008         2009         2008
                    -----------  -----------  -----------  -----------

 Net revenues:
  Net commercial
   product revenues $ 2,985,000  $ 2,741,000  $ 5,893,000  $ 6,082,000
  Government and
   other contract
   revenues           1,307,000      854,000    2,708,000    3,933,000
                    -----------  -----------  -----------  -----------

     Total net
      revenues        4,292,000    3,595,000    8,601,000   10,015,000

 Costs and expenses:
  Cost of com-
   mercial product
   revenue            2,947,000    3,078,000    7,186,000    7,252,000
  Cost of govern-
   ment and other
   contracts            993,000      709,000    2,227,000    3,198,000
  Research and
   development          902,000    1,006,000    2,984,000    2,156,000
  Selling, general
   and adminis-
   trative            1,629,000    2,096,000    5,164,000    6,513,000
                    -----------  -----------  -----------  -----------

     Total costs
      and expenses    6,471,000    6,889,000   17,561,000   19,119,000
                    -----------  -----------  -----------  -----------

 Loss from
  operations         (2,179,000)  (3,294,000)  (8,960,000)  (9,104,000)

 Other Income and
  Expense
   Noncontrolling
    interest in
    joint venture       (30,000)          --     (117,000)          --
   Adjustments to
    fair value of
    derivatives         393,000           --     (387,000)          --
  Interest income         4,000       66,000       21,000      235,000
  Interest expense       (7,000)      (7,000)     (25,000)     (23,000)
                    -----------  -----------  -----------  -----------

     Net loss       $(1,819,000) $(3,235,000) $(9,468,000) $(8,892,000)
                    ===========  ===========  ===========  ===========

 Basic and diluted
  loss per common
  share             $     (0.08) $     (0.18) $     (0.50) $     (0.56)
                    ===========  ===========  ===========  ===========

 Weighted average
  number of common
  shares outstanding 21,621,035   17,750,761   19,116,136   15,908,298
                    ===========  ===========  ===========  ===========

                  SUPERCONDUCTOR TECHNOLOGIES INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS

                                        September 26,    December 31,
                                            2009             2008
                                       --------------   --------------
                                        (Unaudited)       (See Note)
                ASSETS
                ------

 Current Assets:
  Cash and cash equivalents            $  12,716,000    $   7,569,000
  Accounts receivable, net                 1,025,000          355,000
  Inventory, net                           3,062,000        5,278,000
  Prepaid expenses and other current
   assets                                    825,000          416,000
                                       --------------   --------------
   Total Current Assets                   17,628,000       13,618,000
                                       --------------   --------------

  Property and equipment, net of
   accumulated depreciation of
   $20,833,000 and $19,943,000,
   respectively                            2,032,000        2,739,000
  Patents, licenses and purchased
   technology, net of accumulated
   amortization of $2,308,000 and
   $2,055,000, respectively                2,122,000        2,252,000
  Investment in joint venture                412,000          521,000
  Other assets                               221,000          228,000
                                       --------------   --------------
   Total Assets                        $  22,415,000    $  19,358,000
                                       ==============   ==============

   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------

 Current Liabilities:
  Accounts payable                          $951,000         $707,000
  Accrued expenses                         1,118,000          578,000
  Fair value of warrant derivative           387,000               --
  Current portion of capitalized lease
   obligations and long term debt             56,000           80,000
                                       --------------   --------------
   Total Current Liabilities               2,512,000        1,365,000

  Other long term liabilities                519,000          441,000
                                       --------------   --------------
   Total Liabilities                       3,031,000        1,806,000
                                       --------------   --------------

 Stockholders' Equity:
  Preferred stock, $.001 par value,
   2,000,000 shares authorized, 611,523
   shares issued and outstanding               1,000            1,000
  Common stock, $.001 par value,
   250,000,000 shares authorized,
   22,512,033 and 17,869,030 shares
   issued and outstanding, respectively       23,000           18,000
  Capital in excess of par value         241,514,000      230,219,000
  Accumulated deficit                   (222,154,000)    (212,686,000)
                                       --------------   --------------
   Total Stockholders' Equity             19,384,000       17,552,000
                                       --------------   --------------
   Total Liabilities and Equity        $  22,415,000    $  19,358,000
                                       ==============   ==============

 NOTE - December 31, 2008 balances were derived from audited financial statements.

                    SUPERCONDUCTOR TECHNOLOGIES INC.
             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (Unaudited)

                                              Nine Months Ended
                                       -------------------------------
                                        September 26,    September 27,
                                            2009             2008
                                       --------------   --------------

 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                               $ (9,468,000)    $ (8,892,000)
 Adjustments to reconcile net loss to
  net cash used in operating
  activities:
  Depreciation and amortization            1,143,000        1,313,000
  Stock-based compensation expense           843,000          452,000
  Provision for excess and obsolete
   inventories                               192,000               --
  Noncontrolling interest in joint
   venture                                   117,000               --
                                                                   --
  Fair value of derivatives                  387,000               --
   Changes in assets and liabilities:
    Accounts receivable                     (670,000)       1,003,000
    Inventory                              2,024,000       (1,699,000)
    Prepaid expenses and other current
     assets                                 (740,000)          75,000
    Patents, licenses and purchased
     technology                             (123,000)        (252,000)
    Other assets                             309,000          (24,000)
    Accounts payable, accrued expenses
     and other long-term liabilities         838,000       (1,006,000)
                                       --------------   --------------
     Net cash used in operating
      activities                          (5,148,000)      (9,030,000)

 CASH FLOWS FROM INVESTING ACTIVITIES:
 Investment in joint venture                  22,000         (521,000)
 Purchases of property and equipment        (183,000)        (126,000)
                                       --------------   --------------
     Net cash used in investing
      activities                            (161,000)        (647,000)

 CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from shares to be issued                --       (4,000,000)
 Net proceeds from the sale of common
  stock                                   10,456,000       20,449,000
                                       --------------   --------------
     Net cash provided by financing
      activities                          10,456,000       16,449,000
                                       --------------   --------------

 Net increase in cash and cash
  equivalents                              5,147,000        6,772,000
 Cash and cash equivalents at
  beginning of period                      7,569,000        3,939,000
                                       --------------   --------------
 Cash and cash equivalents at end of
  period                                $ 12,716,000     $ 10,711,000
                                       ==============   ==============